Exhibit (a)

PARTNER COMMUNICATIONS COMPANY LTD.

and

CITIBANK, N.A.

As Depositary

and

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of _________________, 2011

i

ii

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _______________, 2011 among PARTNER COMMUNICATIONS COMPANY LTD., incorporated under the laws of the State of Israel (herein called the Company), Citibank, N.A., a national banking association (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company and a predecessor of JP Morgan Chase Bank, N.A. entered into a deposit agreement dated as of October 26, 1999 (the “Original Deposit Agreement”) for the purposes set forth in that agreement; and

WHEREAS, pursuant to the terms of the Original Deposit Agreement, the Company removed JP Morgan Chase Bank, N.A. as depositary under the Original Deposit Agreement and appointed The Bank of New York Mellon (the “Initial Successor Depositary”) as successor depositary; and

WHEREAS, the Company and the Initial Successor Depositary amended and restated the Original Deposit Agreement on March 30, 2006 (the “Existing Deposit Agreement”) pursuant to paragraph (16) of the form of ADR attached to the Original Deposit Agreement; and

WHEREAS, pursuant to Section 5.4 of the Existing Deposit Agreement, the Company has removed the Initial Successor Depositary and appointed the Depositary as successor depositary and the Depositary has accepted that appointment; and

WHEREAS, the Company and the Depositary now wish to amend and restate the Existing Deposit Agreement pursuant to Section 6.1 of the Existing Deposit Agreement; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts, if applicable, evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Existing Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.  DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.  American Depositary Shares and ADSs.

The term “American Depositary Shares” and “ADSs” shall mean the securities representing the interests in the Deposited Securities and if issued as Certificated ADSs evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent one (1) share, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.  ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10.  Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require.

SECTION 1.2.  Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.3.  Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4.  Company.

The term “Company” shall mean Partner Communications Company Ltd., incorporated under the laws of the State of Israel, and its successors.

SECTION 1.5.  Custodian.

The term “Custodian” shall mean Citibank, N.A., Tel Aviv Branch, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.6.  Deliver; Surrender.

(a)           The term “deliver”, or its noun form, when used with respect to Shares shall mean (i) one or more book-entry transfers to an account or accounts maintained with a depository institution authorized under applicable law to effect book-entry transfers of those securities or (ii) the physical transfer of certificates representing Shares.

(b)           The term “deliver”, or its noun form, when used with respect to Receipts or ADSs, shall mean (i) one or more book-entry transfers of American Depositary Shares to an account or accounts at The Depository Trust Company (“DTC”) designated by the person entitled to such delivery or (ii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary of one or more Receipts.

(c)           The term “surrender”, when used with respect to Receipts or ADSs, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary or (ii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts.

SECTION 1.7.  Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.8.  Depositary; Corporate Trust Office.

The term “Depositary” shall mean Citibank, N.A., a national banking association, and any successor as depositary hereunder.  The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 388 Greenwich Street, New York, New York  10013.

SECTION 1.9.  Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.10.  Dollars; NIS.

The term “Dollars” shall mean United States dollars.  The term “NIS” shall mean the lawful currency of the State of Israel.

SECTION 1.11.  Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that carries out the duties of registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.12.  Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.  If an Owner is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name.

SECTION 1.13.  Receipts, American Depositary Receipts and ADRs,

The term “Receipts” and “American Depositary Receipts” and “ADRs” shall mean the certificates issued hereunder evidencing American Depositary Shares in the form of Certificated ADSs.

SECTION 1.14.  Registrar.

The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  The Depositary shall give Owners and the Company written notice of any changes of Registrar as promptly as practicable.

SECTION 1.15.  Restricted Securities.

The term “Restricted Securities” shall mean Shares, ADSs representing such Shares or Receipts, which are acquired directly or indirectly from the Company, or any affiliate (as defined in Rule 144 to the Securities Act of 1933) of the Company, in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Israel, or under a shareholder agreement or the Company’s Articles of Association or similar document of the Company.

SECTION 1.16.  Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.17.  Shares.

The term “Shares” shall mean ordinary shares in registered form of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and that are not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or interim certificates representing such Shares and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1.  Form and Transferability of Receipts.

Certificated ADSs shall be evidenced by definitive Receipts substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2.  Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Israel that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3.  Issuance of ADSs.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order ADSs are deliverable in respect thereof and the number of American Depositary Shares to be so delivered.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall issue the ADSs representing the Shares so deposited, to or upon the order of the person or persons entitled thereto, and, if applicable, shall execute and deliver at its Corporate Trust Office a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but, in each case, only upon payment to the Depositary of the fees and expenses of the Depositary for the issuance of ADSs as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.  The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADRs evidencing whole numbers of ADSs.

SECTION 2.4.  Registration of Transfer of Receipts; Combination and Split-up of  Receipts.

The Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and Deliver the same to or upon the order of the person entitled thereto.

The Registrar, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.4 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  The Depositary shall give the Company notice of any such appointment.

SECTION 2.5.  Surrender of Receipts and Withdrawal of Shares.

Upon surrender of ADSs to the Depositary and, if applicable, the Receipts evidencing the ADSs at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Such delivery shall be made without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to Deliver, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6.  Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The issuance of ADSs against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

SECTION 2.7.  Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8.  Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled.

SECTION 2.9.  Pre-Release of Receipts.

Subject to the further terms and provisions of this Section 2.9, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.5, (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a prior or contemporaneous written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

SECTION 2.10.  Certificated/Uncertificated ADSs.

Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”).  When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities.  Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose.  Owners of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs.  Owners of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).  Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Owner(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Owners of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Owners, provided that (a) such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Owners upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of this Deposit Agreement, the Depositary shall not require Owners of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Owner's Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement.  When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.3, 4.2, 4.3, 4.4 and 4.8, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Owner to issue Certificated ADSs.  All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10.  Any references in this Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s).  Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.10) and (b) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1.  Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of this Deposit Agreement or the Receipts evidencing the ADSs and the provisions of, or governing Deposited Securities or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  If requested in writing by the Company, the Depositary will send the Company copies of the proofs, information, certificates, representations and warranties that it receives from Owners under this Section 3.1 to the extent that disclosure is permitted under applicable law.

SECTION 3.2.  Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owners of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.

SECTION 3.3.  Warranties on Deposit of Shares.

Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities  (except as contemplated in Section 2.12), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4.  Disclosure of Interests.

Each Owner and Beneficial Owner shall comply with applicable law, stock exchange requirements and the terms of the Company’s licenses and the Company’s Articles of Association that require disclosure of interests in the Company’s voting securities exceeding specified percentages as if the American Depositary Shares were the Deposited Securities they represent.

SECTION 3.5.  Ownership Restrictions.

Notwithstanding any other provision in this Deposit Agreement or any Receipts, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the Company’s licenses or the Company’s Articles of Association.  The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Owner or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Owner or Beneficial Owner of the Shares represented by the ADSs held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Company’s Articles of Association.  Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.5.

SECTION 3.6.  Reporting Obligations and Regulatory Approvals,

Applicable laws and regulations as well as the Company’s licenses and Articles of Association may require holders and beneficial owners of Shares, including the Owners and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Owners and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Owner and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as well as the Company’s licenses and Articles of Association as in effect from time to time.  Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE 4.   THE DEPOSITED SECURITIES

SECTION 4.1.  Cash Distributions.

When the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary.  When the  Depositary receives such cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto as of the record date set in accordance with Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in Israel all amounts withheld and owing to such agency.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2.  Distributions Other Than Cash, Shares or Rights.

Whenever the Company intends to make a distribution other than cash, shares or rights, the Company shall give timely notice thereof to the Depositary.  Subject to the provisions of Sections 4.11 and 5.9, when the Depositary receives any such distribution, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto as of the record date set in accordance with Section 4.6, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.1.  The Depositary may withhold any distribution of securities under this Section 4.2 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public of private sale, am amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.3.  Distributions in Shares.

Whenever the Company intends to make a distribution that consists of a dividend in, or a free distribution of, Shares the Company shall give timely notice thereof to the Depositary.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding ADSs entitled thereto as of the record date set in accordance with Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Shares receives sufficient to pay its fees and expenses in respect of that distribution).  The Depositary may withhold any such distribution of ADSs if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering ADSs for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  If additional ADSs are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4.  Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Company shall give timely notice thereof to the Depositary.  The Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, deliver ADSs to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

Except as otherwise provided in the third preceding paragraph, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act.  Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

If the Depositary is unable to make any rights available to Owners or to arrange for sale of rights, the Depositary may allow such rights to lapse.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

SECTION 4.5.  Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6.  Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary shall establish the record date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in Israel.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

SECTION 4.7.  Voting of Deposited Securities.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) the information that is contained in the notice  received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Israeli law and of the Company’s Articles of Association or similar document of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which instructions may be given.  Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request.  Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and the Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners.  Voting instructions may only be given in respect of ADSs representing an integral number of Deposited Securities.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under the preceding paragraph, the Company shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 35 days prior to the meeting date or date for giving such proxies or consents.

Notwithstanding anything contained in this Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.  Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted.  Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the ADS record date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in this Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

SECTION 4.8.  Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9.  Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10.  Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.  Withholding.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Owners and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  As a condition to receiving such benefits, Owners and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.  The Owners and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case,  in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Owners any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non U.S. tax paid against such Owner’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 5.   THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1.  Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2.  Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Company’s Articles of Association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement or Deposited Securities provide shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Articles of Association or provisions of or governing the Deposited Securities, for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, for the inability by an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners of ADSs, or for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

SECTION 5.3.  Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor or predecessor depositary whether in connection with a previous act or omission of the Depositary or in  connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC participant.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.  Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take all actions contemplated in Section 6.2) or (ii) appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 90 days’ prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary (whereupon the Depositary shall be entitled to take the action contemplated in Section 6.2) or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly distribute notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.  The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  If a Custodian resigns, the Depositary shall, as promptly as practicable after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  The Depositary in its discretion may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6.  Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will make available, at the Company’s expense, of copies of such notices, reports and communications delivered to the Depositary for inspection by the Owners of ADSs at the Corporate Trust Office of the Depositary.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Company has delivered to the Depositary and the Custodian a copy (in English or with an English translation) of the Company’s Articles of Association or similar documents of the Company.  Promptly upon any change in those documents, the Company shall deliver promptly to the Depositary and the Custodian a copy (in English or with an English translation) of such documents as so changed.  The Depositary and its agents may rely on the copy of such documents as so delivered for all purposes of this Deposit Agreement.

SECTION 5.7.  Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance, assumption or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible or exchangeable into Shares, (4) rights to subscribe for such securities, (5)  an elective dividend of cash or Shares, (6) a redemption of Deposited Securities, (7) a meeting of holders of Deposited Securities, or solicitation of consents or proxies relating to any reclassification of securities, merger or consolidation or transfer of assets, (8) any assumption, reclassification of securities, merger or consolidation or transfer of assets which affects the Deposited Securities, or (9) a distribution of securities other than the Shares (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933 or is exempt from registration under the Securities Act of 1933 and an opinion of Israeli counsel stating that (1) making the transaction available to Owners and Beneficial Owners does not violate the laws or regulations of Israel and (2) all requisite regulatory consents and approvals have been obtained in Israel.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.  The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

SECTION 5.8.  Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, any reasonable fees and expenses incurred in seeking, enforcing or collecting that indemnity and the reasonable fees and expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense that may arise out of acts performed or omitted by the Depositary or the Custodian, so long as it is a subsidiary of the Depositary, or their respective directors, and employees due to their respective negligence or bad faith.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that failure to make such notification shall not affect such indemnified person’s right to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without the consent in writing, which shall not be unreasonably withheld or delayed, of the Indemnifying Person.  The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any Indemnified Person.

SECTION 5.9.  Charges of Depositary.

The Company, the Owners, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Owners as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Owners as of the ADS record date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to this Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary, subject to Section 2.9, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10.  Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests that such papers be retained for a longer period.

SECTION 5.11.  Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American or global depositary receipts so long as Citibank, N.A. is acting as Depositary hereunder.

SECTION 5.12.  List of Restricted Securities Owners.

The Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities as of the date hereof and the Company shall update that list as changes occur.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder.  The Depositary may rely on the list provided under this Section 5.12, as most recently updated, but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.  AMENDMENT AND TERMINATION

SECTION 6.1.  Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to this Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2.  Termination.

The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of this Deposit Agreement, the Depositary may terminate this Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The date so fixed for termination of this Deposit Agreement in any termination notice so distributed by the Depositary to the Owners of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under this Deposit Agreement, and the Owners and Beneficial Owners will be entitled to all of their rights under this Deposit Agreement.  After the Termination Date, the Depositary shall remain subject to its obligations to the Company under Sections 5.8 and 7.6 of this Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under this Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of this Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of this Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under this Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under this Deposit Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Owners whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of this Deposit Agreement), and (ii) as may be required at law in connection with the termination of this Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of this Deposit Agreement.  The obligations under the terms of this Deposit Agreement of Owners and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Owners to the Depositary for cancellation under the terms of this Deposit Agreement.

ARTICLE 7.   MISCELLANEOUS

SECTION 7.1.  Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

SECTION 7.2.  No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.  Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.  Owners and Beneficial Owners as Parties;  Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.

SECTION 7.5.  Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Partner Communications Company Ltd., 8 Amal Street, Afeq Industrial Park, Rosh Ha-ayin, Israel 4813, Attention:  General  Counsel, Facsimile:  972-54-781-4193, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, USA, Attention:  Depositary Receipts Department, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the books of the Depositary or, if such Owner shall have filed with the Depositary a request that notices intended for such Owner be mailed to some other address, at the address specified in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of ADSs held by such other Owners.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by an Owner.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Owner, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.6.  Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints Puglisi & Associates, 850 Library Avenue, Suite 204, P.O. Box 885, Newark, Delaware 19711 as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (ii) consents and irrevocably submits to the jurisdiction of any state or federal court in the City of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Owner or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.  The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7.  Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.8.  Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the State of Israel.

Notwithstanding the above, the laws of the State of Israel and the Company’s Articles of Association shall govern the rights, if any, of the holders of Shares and American Depositary Shares as shareholders of the Company.

SECTION 7.9.  Assignment.

Subject to the provisions of Section 5.4, this Deposit Agreement may not be assigned by either the Company or the Depositary.

IN WITNESS WHEREOF, PARTNER COMMUNICATIONS COMPANY LTD. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof or the acquisition of any beneficial interest therein.

PARTNER COMMUNICATIONS

COMPANY LTD.

By:___________________________
Name:
Title:

CITIBANK, N.A.,

as Depositary

By:___________________________
Name:
Title:

EXHIBIT A

[FORM OF ADR]

No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one deposited Share)

CITIBANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
PAR VALUE NIS 0.01 EACH OF
PARTNER COMMUNICATIONS COMPANY LTD.
(INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL)

Citibank, N.A., as depositary (herein called the Depositary), hereby certifies that___________ ____________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called Shares) of Partner Communications Company Ltd., incorporated under the laws of the State of Israel (herein called the Company).  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Tel Aviv office of Citibank, N.A. Tel Aviv Branch (herein called the Custodian).  The Depositary’s Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 388 Greenwich  Street, New York, N.Y. 10013.

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of ______________, 2011, as the same may be amended from time to time in accordance with its terms (the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities).  Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of ADSs to the Depositary and, if applicable, the Receipts evidencing the ADSs at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 of the Deposit Agreement and Article 7 of this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to Delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Such delivery shall be made without unreasonable delay.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to Deliver, subject to Sections 2.6, 3.1 and 3.2 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Section 2.6 of the Deposit Agreement and this Article 3.

Issuance of ADSs against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

4.           LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.

5.           WARRANTIES ON DEPOSIT OF SHARES.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities  (except as contemplated in Section 2.12 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, tax payer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Deposit Agreement or the Receipts evidencing the ADSs and the provisions of, or governing Deposited Securities or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Israel that is then performing the function of the regulation of currency exchange.

7.           DISCLOSURE OF INTERESTS.

Each Owner and Beneficial Owner shall comply with applicable law, stock exchange requirements and the terms of the Company’s licenses and the Company’s Articles of Association that require disclosure of interests in the Company’s voting securities exceeding specified percentages as if the American Depositary Shares were the Deposited Securities they represent.

8.           OWNERSHIP RESTRICTIONS.

Notwithstanding any other provision in the Deposit Agreement or any Receipts, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the Company’s licenses or the Company’s Articles of Association.  The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Owner or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Owner or Beneficial Owner of the Shares represented by the ADSs held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Company’s Articles of Association.  Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in Section 3.5 of the Deposit Agreement and this Article 8.

9.           REPORTING OBLIGATIONS AND REGULATORY APPROVALS.

Applicable laws and regulations as well as the Company’s licenses and Articles of Association may require holders and beneficial owners of Shares, including the Owners and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Owners and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Owner and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as well as the Company’s licenses and Articles of Association as in effect from time to time.  Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

10.           CHARGES OF DEPOSITARY.

The Depositary shall charge the following fees:
(i)
Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances as a result of distributions described in paragraph (iv) below);

(ii)
Cancellation Fee:  to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements); and

(iv)
Stock Distribution/Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) stock dividends or other free stock distributions or (b) exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares); and

(vi)	Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

Owners, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Owners and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Owners as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Owners as of the ADS record date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary, subject to Section 2.9 of the Deposit Agreement and this Article 10, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

11.           PRE-RELEASE OF RECEIPTS.

Subject to the further terms and provisions of Section 2.9 of the Deposit Agreement and this Article 11, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a prior or contemporaneous written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

12.           TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a certificated security under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

13.           VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

14.           REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F. Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary
By: __________________________	By: __________________________
Authorized Signatory	Authorized Signatory

The address of the Corporate Trust Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

15.           DIVIDENDS AND DISTRIBUTIONS.

When the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary.  When the  Depositary receives such cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto as of the record date set in accordance with Section 4.6 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in Israel all amounts withheld and owing to such agency.

Whenever the Company intends to make a distribution other than cash, shares or rights, the Company shall give timely notice thereof to the Depositary.  Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto as of the record date set in accordance with Section 4.6 of the Deposit Agreement, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or governmental charges in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners, the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and Exhibit B thereto) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received satisfactory assurances that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public of private sale, am amount of securities or other property it would otherwise distribute under Section 4.2 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.

Whenever the Company intends to make a distribution that consists of a dividend in, or a free distribution of, Shares the Company shall give timely notice thereof to the Company.  If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto as of the record dated set in accordance with Section 4.6 of the Deposit Agreement in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and Exhibit B thereto (and the Depositary may sell, by public or private sale, an amount of the Shares receives sufficient to pay its fees and expenses in respect of that distribution).  The Depositary may withhold such distribution of ADSs if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  If additional ADSs are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

16.           RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, deliver ADSs to such Owner; provided, however, that in the case of a distribution pursuant to the preceding paragraph, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and Exhibit B thereto and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

Except as otherwise provided in the third preceding paragraph, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act.  Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

If the Depositary is unable to make any rights available to Owners or to arrange for sale of rights, the Depositary may allow such rights to lapse.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

17.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement and Exhibit B thereto.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

18.           FIXING OF RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.  The Depositary shall establish the record date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in Israel.  Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

19.           VOTING OF DEPOSITED SECURITIES.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) the information that is contained in the notice  received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Israeli law and of the Company’s Articles of Association or similar document of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which instructions may be given.  Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request.  Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and the Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners.  Voting instructions may only be given in respect of ADSs representing an integral number of Deposited Securities.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under the preceding paragraph, the Company shall give the Depositary notice of any such meeting or solicitation and details of the matters to be voted upon not less than 35 days prior to the meeting date or date for giving such proxies or consents.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.  Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted.  Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the ADS record date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

20.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

21.           WITHHOLDING.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Owners and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  As a condition to receiving such benefits, Owners and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.  The Owners and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case,  in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Owners any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non U.S. tax paid against such Owner’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

22.           LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Company’s Articles of Association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company’s Articles of Association or provisions of or governing the Deposited Securities, for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, for the inability by an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners of ADSs, or for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor or predecessor depositary whether in connection with a previous act or omission of the Depositary or in  connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC participant.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

23.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take all actions contemplated in Section 6.2 of the Deposit Agreement) or (ii) appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 90 days’ prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary (whereupon the Depositary shall be entitled to take the action contemplated in Section 6.2 of the Deposit Agreement), or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly distribute notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

24.           AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

25.           TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Owners of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Owners and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.  After the Termination Date, the Depositary shall remain subject to its obligations to the Company under Sections 5.8 and 7.6 of the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Owners whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Owners and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement.

26.           SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (i) appointed [Puglisi & Associates, 850 Library Avenue, Suite 204, P.O. Box 885, Newark, Delaware 19711] as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in The City of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

Depositary Fees

The Company, the Owners, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

Service		Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2)	Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	Depositary Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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Charges

Owners, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)           taxes (including applicable interest and penalties) and other governmental charges;

(ii)           such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)           such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Owners and Beneficial Owners of ADSs;

(iv)           the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)           such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

(vi)           the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

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